UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2010

STERIS Corporation

(Exact Name of Registrant as Specified in Charter)

Ohio	1-14643	34-1482024
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5960 Heisley Road, Mentor, Ohio	44060-1834
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (440) 354-2600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.04. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

A blackout period will be imposed under the STERIS Corporation 401(k) Plan (“Plan”). The Plan blackout is due to a change in the Plan recordkeeper and investment manager from Principal Life Insurance Company to The Vanguard Financial Group. During the Plan blackout period, Plan participants will not be able to move money between funds (including the STERIS Common Stock fund), change the funds in which they invest their money, request a loan, withdrawal or distribution, change their contributions, make unscheduled loan payments, change the addresses on their accounts, or obtain account balances. The Plan blackout period applies to all Plan assets including STERIS Common Shares held by the Plan.

The blackout period will commence June 18, 2010 at 4 p.m., Eastern Time. The blackout is expected to end the week of July 4, 2010.

During the blackout period, and for a period of two years after the ending date of the blackout period, a security holder or other interested person may obtain without charge, information concerning the actual beginning date of the blackout period, whether the blackout period has ended and the actual ending date of the blackout period. The name, address and telephone number of the person designated by STERIS to respond to inquiries about the blackout period are as follows: Lynn Anderson, Director, Benefits, STERIS Corporation, 5960 Heisley Road, Mentor, Ohio 44060, 440-392-7384.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERIS CORPORATION

By	/s/ Mark D. McGinley
Mark D. McGinley
Senior Vice President, General Counsel, and Secretary

Date: June 17, 2010

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